Exhibit 99
----------



FOR IMMEDIATE RELEASE



Contact:    Eileen M. Sanaghan--Chicago 312 228 2774



            LA SALLE HOTEL PROPERTIES REPORTS 18 PERCENT INCREASE
                  IN FUNDS FROM OPERATIONS IN THIRD QUARTER

                        RevPAR Increases 11.5 Percent


      WASHINGTON, D.C., October 25, 1999--LaSalle Hotel Properties (NYSE:
LHO) today reported funds from operations (FFO) of $14.1 million for the third quarter 1999 versus FFO of $11.9 million for the third quarter 1998. On a per share/unit basis, the third quarter 1999 FFO was $0.76 per diluted share/unit versus third quarter 1998 FFO of $0.65 per diluted share/unit.

      For the quarter ended September 30, 1999 versus the same period in 1998, room revenue per available room (RevPAR) on a comparable hotel basis rose 11.5 percent to $123.48. The average daily rate (ADR) of $153.21 for comparable hotels represented a 10.8 percent increase over the prior year period while comparable hotel average occupancy increased to 80.6 percent, a 0.7 percent increase over the third quarter of 1998. For the first nine months of 1999 versus the same period in 1998, RevPAR on a comparable hotel basis increased a strong 7.3 percent. For the total portfolio, RevPAR in the third quarter 1999 increased 10.8 percent.

      "RevPAR growth for our hotel portfolio significantly outperformed the overall market. We attribute this strong growth to our strategic focus on owning high quality hotels in high barrier to entry urban, resort and convention markets, and our extensive internal reinvestment program," said Jon Bortz, President and Chief Executive Officer of LaSalle Hotel Properties. "Results were aided by strong demand in the leisure and group business segments which more than offset the impact of Hurricane Floyd and overall bad weather on the East coast during the quarter."

      "Based on current room booking trends, we expect portfolio-wide RevPAR to climb by three to five percent in the fourth quarter and to end the year in the four to five percent range for portfolio-wide RevPAR growth. For the year 2000, while we expect that overall industry performance will continue to soften, we anticipate portfolio-wide RevPAR growth in the three to four percent range," continued Mr. Bortz.











                                 -- more --

LHO REPORTS 18 PERCENT INCREASE IN THIRD QUARTER FFO - Add one


      On an actual basis for the first nine months of 1999 versus pro forma 1998, FFO increased 13.9 percent to $35.4 million from $31.1 million. Nine month actual 1999 FFO of $1.92 per diluted share/unit represents a $0.23 or
13.6 percent increase over the pro forma 1998 nine month FFO of $1.69 per diluted share/unit.

      Participating lease revenues for the third quarter 1999 increased
18.4 percent to $23.2 million over third quarter 1998. Net income for the 1999 third quarter was $6.2 million, or $0.40 per diluted share, compared to net income of $5.3 million, or $0.35 per diluted share for the third quarter 1998.

      "We continue to reap the rewards of investing in our hotels through extensive renovation programs. During 1998 and 1999, we will have spent approximately $9,500 per guestroom renovating and repositioning our hotels," said Mr. Bortz. "We also plan to invest an additional $25 million, or approximately $6,000 per guestroom in 2000, including two major repositioning programs."

      Phase two of the San Diego Paradise Point Resort renovation/repositioning commenced in September and will include the completion of the guestroom renovation, as well as the completion of a new lobby, food and beverage facilities, and significantly enhanced landscaping and resort grounds. The company has also accelerated the renovation of the Hotel Viking, which will begin in November and result in the closing of the hotel during the first quarter of 2000.

      "After an extensive evaluation of the Viking repositioning project, we determined that completing the renovation of all of the guestrooms and public areas and the 36-room expansion prior to the prime 2000 season would minimize displaced business," said Mr. Bortz. "We continue to be encouraged by the strength of the Newport, Rhode Island resort market and the opportunities offered by this recent acquisition."

      During the fourth quarter, LaSalle Hotel Properties will also complete the final phase of the Radisson Tampa renovation which began in the third quarter, and begin the exterior renovation and guestroom improvement program at Le Montrose, a 131-room luxury upscale hotel located in West Hollywood, California.

      Since the Company had no significant operations until after the completion of its initial public offering on April 29, 1998, pro forma operating results for the first nine months of 1998 are being presented as if the Company had completed its initial public offering, acquired its interest in its ten initial upscale and luxury full-service hotels, and leased these hotels under participating leases as of January 1, 1998. The pro forma results are based upon available information and certain assumptions that management of the Company believes are reasonable.





                                 -- more --

LHO REPORTS 18 PERCENT INCREASE IN THIRD QUARTER FFO - Add two


      The pro forma results are not necessarily indicative of what the actual results of operations would have been for the nine month period ended September 30, 1998, had the Company completed the initial public offering and acquired and leased the initial ten upscale and luxury hotels on the date indicated, nor does it purport to represent the future results of operations of the Company.

      LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust which owns 13 upscale and luxury full-service hotels, totaling approximately 4,300 guest rooms in 13 markets in ten states. LaSalle Hotel Properties is focused on investing in upscale and luxury full-service hotels located primarily in major business and urban, resort and convention markets. The company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Le Meridien Hotels & Resorts, Marriott International, Inc., Radisson Hotels International, Inc., Durbin Companies, Outrigger Lodging Services, Noble House Hotels & Resorts and Hyatt Hotels Corporation.

      The REIT serves as the exclusive vehicle for Jones Lang LaSalle's hotel investment activities in the United States. Jones Lang LaSalle (NYSE: JLL) is the world's leading real estate services and investment management firm with more than $20.8 billion of assets under management and operating across 97 key markets in 33 countries on five continents.


      Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of the Company to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Quantitative and Qualitative Disclosure About Market Risk" and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 1998, under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" and elsewhere in the Company's quarterly report on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, under "Certain Relationships and Related Transactions" and elsewhere in the Company's proxy statement with respect to the annual meeting of shareholders held on May 19, 1999, and under "Risk Factors" and elsewhere in the Company's Registration Statement (No. 333-77371) and in other periodic reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Company expectations or results, or any change in events.

ADDITIONAL CONTACTS:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties --
202/222-2600
Raymond Martz, Director of Finance/Investor Relations,
LaSalle Hotel Properties -- 202/222-2600
website:    www.lasallehotels.com

                                    # # #

                          LA SALLE HOTEL PROPERTIES
                      CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in thousands, except share data)



                                             For the           For the
                                          three months      three months
                                              ended             ended
                                          September 30,     September 30,
                                              1999              1998
                                          -------------    --------------
REVENUES:
 Participating lease revenue . . . .        $   23,234        $   19,617
 Interest income . . . . . . . . . .               253               241
 Other income. . . . . . . . . . . .                89               (38)
                                            ----------        ----------

    Total Revenues . . . . . . . . .            23,576            19,820
                                            ----------        ----------
EXPENSES:
 Depreciation and other
  amortization . . . . . . . . . . .             6,604             5,470
 Real estate taxes, personal
  property taxes and insurance . . .             2,165             1,972
 Ground rent . . . . . . . . . . . .             1,033               999
 General and administrative. . . . .               247               194
 Interest. . . . . . . . . . . . . .             4,372             3,709
 Amortization of deferred financing
  costs. . . . . . . . . . . . . . .               253               188
 Advisory fees . . . . . . . . . . .             1,336               869
 Minority interest . . . . . . . . .             1,249             1,116
 Other expense . . . . . . . . . . .               118             --
                                            ----------        ----------
    Total expenses and minority
      interest . . . . . . . . . . .            17,377            14,517
                                            ----------        ----------
Net income . . . . . . . . . . . . .        $    6,199        $    5,303
                                            ==========        ==========

SHARE DATA:
Net income per weighted average
 common share outstanding:
  -Basic . . . . . . . . . . . . . .        $     0.40        $     0.35
  -Diluted . . . . . . . . . . . . .        $     0.40        $     0.35

Weighted average number of
 common shares outstanding:
  -Basic . . . . . . . . . . . . . .        15,315,174        15,244,580
  -Diluted . . . . . . . . . . . . .        15,340,057        15,244,580

FUNDS FROM OPERATIONS (FFO):
 Net income. . . . . . . . . . . . .        $    6,199        $    5,303
 Depreciation. . . . . . . . . . . .             6,602             5,470
 Minority interest . . . . . . . . .             1,249             1,116
                                            ----------        ----------
    FFO. . . . . . . . . . . . . . .        $   14,050        $   11,889
                                            ==========        ==========

FFO per common share and unit:
  -Basic . . . . . . . . . . . . . .        $     0.76        $     0.65
  -Diluted . . . . . . . . . . . . .        $     0.76        $     0.65

Weighted average number of common
 shares and units outstanding:
  -Basic . . . . . . . . . . . . . .        18,422,286        18,406,303
  -Diluted . . . . . . . . . . . . .        18,447,169        18,406,303

                          LA SALLE HOTEL PROPERTIES
                      CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in thousands, except share data)



                                                               For the
                                             For the          pro forma
                                           nine months       nine months
                                              ended             ended
                                          September 30,     September 30,
                                              1999              1998
                                          -------------    --------------
REVENUES:
 Participating lease revenue . . . .        $   59,632        $   47,258
 Interest income . . . . . . . . . .               716               434
 Other income. . . . . . . . . . . .                84               (51)
                                            ----------        ----------

    Total Revenues . . . . . . . . .            60,432            47,641
                                            ----------        ----------
EXPENSES:
 Depreciation and other
  amortization . . . . . . . . . . .            18,562            12,597
 Real estate taxes, personal
  property taxes and insurance . . .             6,118             5,329
 Ground rent . . . . . . . . . . . .             2,545             1,394
 General and administrative. . . . .               949               539
 Interest. . . . . . . . . . . . . .            11,558             6,546
 Amortization of deferred financing
  costs. . . . . . . . . . . . . . .               733               491
 Advisory fees . . . . . . . . . . .             3,034             2,292
 Minority interest . . . . . . . . .             2,869             3,207
 Other expense . . . . . . . . . . .               123             --
                                            ----------        ----------
    Total expenses and minority
      interest . . . . . . . . . . .            46,491            32,395
                                            ----------        ----------
Net income . . . . . . . . . . . . .        $   13,941        $   15,246
                                            ==========        ==========

SHARE DATA:
Net income per weighted average
 common share outstanding:
  -Basic . . . . . . . . . . . . . .        $     0.91        $     1.01
  -Diluted . . . . . . . . . . . . .        $     0.91        $     1.01

Weighted average number of
 common shares outstanding:
  -Basic . . . . . . . . . . . . . .        15,262,241        15,162,378
  -Diluted . . . . . . . . . . . . .        15,271,024        15,162,378

FUNDS FROM OPERATIONS (FFO):
 Net income. . . . . . . . . . . . .        $   13,941        $   15,246
 Depreciation. . . . . . . . . . . .            18,557            12,597
 Minority interest . . . . . . . . .             2,869             3,207
                                            ----------        ----------
    FFO. . . . . . . . . . . . . . .        $   35,367        $   31,050
                                            ==========        ==========

FFO per common share and unit:
  -Basic . . . . . . . . . . . . . .        $     1.92        $     1.69
  -Diluted . . . . . . . . . . . . .        $     1.92        $     1.69

Weighted average number of common
 shares and units outstanding:
  -Basic . . . . . . . . . . . . . .        18,418,821        18,344,101
  -Diluted . . . . . . . . . . . . .        18,427,604        18,344,101

                          LA SALLE HOTEL PROPERTIES

                       STATISTICAL DATA FOR THE HOTELS




                                      For the three       For the nine
                                      months ended        months ended
                                      September 30,      September 30,
                                   -----------------   -----------------
                                     1999     1998      1999      1998
                                   -------   -------   -------   -------
COMPARABLE HOTELS (1)

Occupancy. . . . . . . . . . . .     80.6%     80.0%     77.9%     77.1%
  Increase . . . . . . . . . . .      0.7%                1.0%

ADR. . . . . . . . . . . . . . .   $153.21   $138.33   $141.68   $133.35
  Increase . . . . . . . . . . .     10.8%                6.2%

REVPAR . . . . . . . . . . . . .   $123.48   $110.70   $110.40   $102.85
  Increase . . . . . . . . . . .     11.5%                7.3%


NON-COMPARABLE HOTELS (1)

Occupancy. . . . . . . . . . . .     65.1%     62.4%     62.9%     67.0%
  Increase . . . . . . . . . . .      4.4%               (6.2%)

ADR. . . . . . . . . . . . . . .   $106.51   $103.40   $123.59   $119.15
  Increase . . . . . . . . . . .      3.0%                3.7%

REVPAR . . . . . . . . . . . . .    $69.36    $64.49    $77.70    $79.89
  Increase . . . . . . . . . . .      7.5%               (2.7%)


TOTAL PORTFOLIO

Occupancy. . . . . . . . . . . .     76.1%     74.8%     73.3%     74.0%
  Increase . . . . . . . . . . .      1.6%               (1.0%)

ADR. . . . . . . . . . . . . . .   $141.47   $129.77   $136.89   $129.39
  Increase . . . . . . . . . . .      9.0%                5.8%

REVPAR . . . . . . . . . . . . .   $107.59    $97.12   $100.31    $95.77
  Increase . . . . . . . . . . .     10.8%                4.7%


(1)   Non-Comparable hotels for:

            Three months ended September 30 include Le Meridien Dallas, Radisson Tampa, and Radisson Convention Hotel.

            Nine months ended September 30 include Marriott Seaview, San Diego Paradise Point Resort, and Radisson Convention Hotel in Quarters 1 and 2, and Le Meridien Dallas, Radisson Tampa, and Radisson Convention Hotel in Quarter 3.

            Comparable hotels include all Hotels excluding those in Non-Comparable hotels.